Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





BioSpecifics Technologies Corp.
Lynbrook, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 33-95116) of our report dated April 5, 2002 relating to the consolidated financial statements of BioSpecifics Technologies Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2003.

                              /s/ BDO Seidman, LLP

Melville, New York
May 8, 2003